UnitedHealth Group Reports 2023 Results

•Revenues of $371.6 Billion Grew 15% Year-Over-Year
•Earnings from Operations Grew 14%
•Cash Flows from Operations were $29.1 Billion or 1.3x Net Income
•Full Year and Fourth Quarter Net Earnings were $23.86 and $5.83 Per Share
•Full Year and Fourth Quarter Adjusted Net Earnings were $25.12 and $6.16 Per Share
(January 12, 2024) UnitedHealth Group (NYSE: UNH) reported full year and fourth quarter 2023 results reflecting broad-based growth at Optum and UnitedHealthcare.
“UnitedHealth Group enters 2024 well prepared to build on our efforts to improve patient care and consumer experiences broadly, and to continue delivering strong and balanced growth,” said Andrew Witty, chief executive officer of UnitedHealth Group.
UnitedHealth Group affirmed the 2024 performance objectives established at its November 29th Investor Conference, excluding the potential impacts from the pending sale of its Brazil operations, which is expected to close in the first half of 2024. Upon closing, the Company’s net earnings outlook will be impacted by the previously announced expected charge and the Company confirmed the adjusted earnings outlook presented at its Investor Conference.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2023	2022	2023	2023	2022
Revenues	$94.4 billion	$82.8 billion	$92.4 billion	$371.6 billion	$324.2 billion
Earnings from Operations	$7.7 billion	$6.9 billion	$8.5 billion	$32.4 billion	$28.4 billion
Net Margin	5.8%	5.8%	6.3%	6.0%	6.2%

•UnitedHealth Group’s 2023 revenues grew $47.5 billion or 14.6% year-over-year to $371.6 billion, including double-digit growth at both Optum and UnitedHealthcare, driven by serving more people, more comprehensively across its offerings. Full year 2023 earnings from operations were $32.4 billion, an increase of 13.8%.
•The full year medical care ratio at 83.2% compared to 82% last year, driven by previously noted outpatient care, primarily serving seniors, and business mix. The fourth quarter medical care ratio was 85%. Days claims payable of 47.9 compared to 49.9 at year end 2022 and 50.7 in the third quarter 2023. Medical reserve development was $840 million favorable for full year 2023 and $100 million unfavorable in the fourth quarter.
•The full year 2023 operating cost ratio of 14.7% was consistent with last year, reflecting strong operating cost management, offset by continued growth of the services businesses and investments to support growth.
•Cash flows from operations for the full year were $29.1 billion or 1.3-times net income. During 2023, the company returned $14.8 billion to shareholders through dividends and share repurchases. Return on equity of 27% in 2023 reflected the company’s strong overall growth and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2023	2022	2023	2023	2022
Revenues	$70.8 billion	$63.0 billion	$69.9 billion	$281.4 billion	$249.7 billion
Earnings from Operations	$3.1 billion	$2.9 billion	$4.6 billion	$16.4 billion	$14.4 billion
Operating Margin	4.4%	4.7%	6.6%	5.8%	5.8%

•UnitedHealthcare full year revenues of $281.4 billion grew $31.6 billion or 12.7% year-over-year and operating earnings increased 14.2% to $16.4 billion. People served by UnitedHealthcare grew by over 1 million in 2023.
•The number of consumers served with commercial benefits grew by over 800,000 in 2023, reflecting the strong customer response to the company’s innovative and affordable benefit offerings.
•The number of people served by the company’s offerings for seniors and people with complex needs grew by 950,000 due to product designs tailored to meet the specific needs of individuals and their families with limited economic resources and who are often underserved.
•People served by the company’s state-based community offerings declined by 700,000 due to the ongoing Medicaid eligibility redetermination process. The UnitedHealthcare team remains actively engaged with the individuals impacted and continues with its comprehensive outreach to help families maintain, reinstate or find other affordable coverage.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2023	2022	2023	2023	2022
Revenues	$59.5 billion	$47.9 billion	$56.7 billion	$226.6 billion	$182.8 billion
Earnings from Operations	$4.6 billion	$4.0 billion	$3.9 billion	$15.9 billion	$14.1 billion
Operating Margin	7.7%	8.3%	6.9%	7.0%	7.7%

•Optum full year revenues of $226.6 billion grew $43.9 billion or 24% year-over-year and operating earnings increased 13.4% to $15.9 billion.
•Optum Health revenue increased 33.9% over last year, driven by growth in patients served under value-based arrangements and continued expansion of the types and levels of care provided. The operating results reflect previously noted higher care activity and continued investments to improve patient health outcomes. The number of patients served under value-based arrangements grew by nearly 900,000 to more than 4.1 million.
•Optum Insight revenue increased 29.8% due to the addition of Change Healthcare and growth in its technology-enabled offerings, which serve health systems, care providers, health plans and life sciences organizations. Optum Insight continues to build and invest in advanced data capabilities to meet the rising needs of customers. The revenue backlog increased by more than $2 billion to over $32 billion.
•Optum Rx revenue increased 16.4% in 2023 due to growth in serving new clients, expanded relationships with existing clients and continued advancement in the comprehensive scope of pharmacy services offered, including specialty and community-based pharmacies. Adjusted scripts grew to 1.54 billion compared to 1.44 billion last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through January 26, 2024. This earnings release and the Form 8-K dated January 12, 2024, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risk and uncertainties associated with the pending sale of operations in Brazil; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
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Investor Contact:	Media Contact:
Zack Sopcak	Eric Hausman
952-936-7215	952-936-3963
zack.sopcak@uhg.com	eric.hausman@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2023

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Premiums	$73,228	$64,700	$290,827	$257,157
Products	11,311	9,398	42,583	37,424
Services	8,709	7,834	34,123	27,551
Investment and other income	1,179	855	4,089	2,030
Total revenues	94,427	82,787	371,622	324,162
Operating costs
Medical costs	62,231	53,591	241,894	210,842
Operating costs	13,339	13,009	54,628	47,782
Cost of products sold	10,194	8,314	38,770	33,703
Depreciation and amortization	974	982	3,972	3,400
Total operating costs	86,738	75,896	339,264	295,727
Earnings from operations	7,689	6,891	32,358	28,435
Interest expense	(830)	(676)	(3,246)	(2,092)
Earnings before income taxes	6,859	6,215	29,112	26,343
Provision for income taxes	(1,184)	(1,307)	(5,968)	(5,704)
Net earnings	5,675	4,908	23,144	20,639
Earnings attributable to noncontrolling interests	(220)	(147)	(763)	(519)
Net earnings attributable to UnitedHealth Group common shareholders	$5,455	$4,761	$22,381	$20,120
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.83	$5.03	$23.86	$21.18
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.16	$5.34	$25.12	$22.19
Diluted weighted-average common shares outstanding	935	947	938	950
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Cash and short-term investments	$29,628	$27,911
Accounts receivable, net	21,276	17,681
Other current assets	27,533	23,477
Total current assets	78,437	69,069
Long-term investments	47,609	43,728
Other long-term assets	147,674	132,908
Total assets	$273,720	$245,705
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$32,395	$29,056
Short-term borrowings and current maturities of long-term debt	4,274	3,110
Other current liabilities	62,385	57,071
Total current liabilities	99,054	89,237
Long-term debt, less current maturities	58,263	54,513
Other long-term liabilities	17,484	15,608
Redeemable noncontrolling interests	4,498	4,897
Equity	94,421	81,450
Total liabilities, redeemable noncontrolling interests and equity	$273,720	$245,705

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2023	2022
Operating Activities
Net earnings	$23,144	$20,639
Noncash items:
Depreciation and amortization	3,972	3,400
Deferred income taxes and other	(750)	(1,004)
Share-based compensation	1,059	925
Net changes in operating assets and liabilities	1,643	2,246
Cash flows from operating activities	29,068	26,206
Investing Activities
Purchases of investments, net of sales and maturities	(1,777)	(6,837)
Purchases of property, equipment and capitalized software	(3,386)	(2,802)
Cash paid for acquisitions, net	(10,136)	(21,458)
Other, net	(275)	2,621
Cash flows used for investing activities	(15,574)	(28,476)
Financing Activities
Common share repurchases	(8,000)	(7,000)
Dividends paid	(6,761)	(5,991)
Net change in short-term borrowings and long-term debt	4,280	12,536
Other, net	(1,048)	4,681
Cash flows (used for) from financing activities	(11,529)	4,226
Effect of exchange rate changes on cash and cash equivalents	97	34
Increase in cash and cash equivalents	2,062	1,990
Cash and cash equivalents, beginning of period	23,365	21,375
Cash and cash equivalents, end of period	$25,427	$23,365

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
UnitedHealthcare	$70,808	$63,046	$281,360	$249,741
Optum	59,495	47,868	226,635	182,768
Eliminations	(35,876)	(28,127)	(136,373)	(108,347)
Total consolidated revenues	$94,427	$82,787	$371,622	$324,162
Earnings from Operations
UnitedHealthcare	$3,122	$2,932	$16,415	$14,379
Optum (a)	4,567	3,959	15,943	14,056
Total consolidated earnings from operations	$7,689	$6,891	$32,358	$28,435
Operating Margin
UnitedHealthcare	4.4%	4.7%	5.8%	5.8%
Optum	7.7%	8.3%	7.0%	7.7%
Consolidated operating margin	8.1%	8.3%	8.7%	8.8%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$17,030	$16,281	$67,187	$63,599
UnitedHealthcare Employer & Individual - Global	2,402	2,168	9,307	8,668
UnitedHealthcare Employer & Individual - Total	19,432	18,449	76,494	72,267
UnitedHealthcare Medicare & Retirement	32,394	28,051	129,862	113,671
UnitedHealthcare Community & State	18,982	16,546	75,004	63,803

Optum Health	$24,534	$18,446	$95,319	$71,174
Optum Insight	4,785	4,387	18,932	14,581
Optum Rx	31,166	25,854	116,087	99,773
Optum eliminations	(990)	(819)	(3,703)	(2,760)
(a)Earnings from operations for Optum for the three months and year ended December 31, 2023 included $1,691 and $6,560 for Optum Health; $1,284 and $4,268 for Optum Insight; and $1,592 and $5,115 for Optum Rx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2022 included $1,692 and $6,032 for Optum Health; $895 and $3,588 for Optum Insight; and $1,372 and $4,436 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2023	September 30, 2023	December 31, 2022
Commercial - Domestic:
Risk-based	8,115	8,120	8,045
Fee-based	19,200	19,130	18,640
Total Commercial - Domestic	27,315	27,250	26,685
Medicare Advantage	7,695	7,645	7,105
Medicaid	7,845	8,065	8,170
Medicare Supplement (Standardized)	4,355	4,345	4,375
Total Community and Senior	19,895	20,055	19,650
Total UnitedHealthcare - Domestic Medical	47,210	47,305	46,335
Commercial - Global	5,540	5,475	5,360
Total UnitedHealthcare - Medical	52,750	52,780	51,695

Supplemental Data
Medicare Part D stand-alone	3,315	3,335	3,295

OPTUM PERFORMANCE METRICS

	December 31, 2023	September 30, 2023	December 31, 2022
Optum Health Consumers Served (in millions)	103	103	102
Optum Insight Contract Backlog (in billions)	$32.1	$31.6	$30.0
Optum Rx Quarterly Adjusted Scripts (in millions)	400	383	370

Note: UnitedHealth Group served 152 million unique individuals across all businesses at December 31, 2023.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,455	$4,761	$22,381	$20,120
Intangible amortization	400	396	1,578	1,292
Tax effect of intangible amortization	(100)	(98)	(392)	(331)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,755	$5,059	$23,567	$21,081

GAAP diluted earnings per share	$5.83	$5.03	$23.86	$21.18
Intangible amortization per share	0.44	0.42	1.68	1.36
Tax effect per share of intangible amortization	(0.11)	(0.11)	(0.42)	(0.35)
Adjusted diluted earnings per share	$6.16	$5.34	$25.12	$22.19
(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.